Exhibit 23.2



TO:    The Securities and Exchange Commission
        Washington, D.C. 20549

RE:    XDOGS, Inc.

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in Registration Statement Nos. 333-36560 and 333-53710 of XDOGS, Inc., on Form S-8 of our report dated August 1, 2001 on the financial statements of XDOGS, Inc., for the fiscal year ended March 31, 2001, which is part of this 10-KSB filing.


We also consent to the reference to us under the heading "Experts" in such filing.




/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.
Denver, Colorado
November 13, 2001